Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas M. Duff, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. section 1350, that:

  The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 10, 2004

By:/s/Thomas M. Duff Chief Executive Officer